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[Canadian flag] Industry Canada       Industrie Canada



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
CERTIFICATE                           CERTIFICAT
OF CONTINUANCE                        DE PROROGATION

CANADA BUSINESS                       LOI CANADIENNE SUR
CORPORATIONS ACT                      LES SOCIETES PAR ACTIONS
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
MOORE CORPORATION LIMITED             407882-9

-------------------------------       -------------------------------
Name of corporation-                  Corporation number-
Denomination de la societe            Numero de la societe

I hereby certify that the             Je certifie que la societe
above-named corporation was           susmentionnee a ete prorogee
continued under section 187 of        en vertu de l'article 187 de
the Canada Business                   la Loi canadienne sur les
Corporations Act, as set out          societes par actions, tel
in the attached articles of           qu'il est indique dans les
continuance.                          clauses de prorogation
                                      ci-jointes.



[signature]                           JUNE 3, 2002 / LE 3 JUIN 2002

Director - Directeur                  Date of Continuance -
                                      Date de la prorogation

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[LOGO]

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[Canadian flag]  Industry Canada    Industrie Canada

Canada Business                     Loi canadienne sur les
Corporations Act                    societes par actions


            FORM 11                          FORMULE 11
    ARTICLES OF CONTINUANCE             CLAUSES DE PROROGATION
         (SECTION 187)                      (ARTICLE 187)

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


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1 -- Name of the Corporation                                     Denomination sociale de la societe
     MOORE CORPORATION LIMITED
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2 -- The province or territory in Canada where                   La province ou le territoire au Canada ou se situera le siege
     the registered office is to be situated                     social

     Province of Ontario
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3 -- The classes and the maximum number of shares                Categories et le nombre maximal d'actions que la societe est
     that the corporation is authorized to issue                 autorisee a emettre

An unlimited number of common shares, an unlimited number of Preference Shares, issuable in series and an unlimited number of
Series 1 Preference Shares.

The rights, privileges, restrictions and conditions attaching to the common shares, the Preference Shares, issuable in series and the Series 1 Preference Shares are as set out in Schedule A.
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4 -- Restrictions, if any, on share transfers                    Restrictions sur le transfert des actions, s'il y a lieu

     None

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5 -- Number (or minimum and maximum number) of directors         Nombre (ou nombre minimal et maximal) d'administrateurs


     A minimum of seven (7) and maximum of fifteen (15)
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6 -- Restrictions, if any, on business the corporation            Limites imposees a l'activite commerciale de la societe,
     may carry on                                                 s'il y a lieu

     None

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7 -- (1) If change of name effected, previous name               (1) S'il y a changement de denomination sociale, indiquer la denomination sociale anterieure

     N/A

     (2) Details of incorporation                                (2) Details de la constitution

      Amalgamated under the Business Corporations Act (Ontario) by Certificate and Articles of Amalgamated dated January 1, 1993.

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8 -- Other provisions, if any                                    Autres dispositions, s'il y a lieu

     See attached Schedule B

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Date                                 Signature                   7 -- Capacity of - En qualite de

April 18, 2002                       /s/ Jennifer O. Estabrook        Senior Vice President, General Counsel and Asst. Secretary

------------------------------------------------------------------------------------------------------------------------------------
For Department use Only             Print Name -
A l'usage du ministere seulement   Nom en lettres moulees

Corporation No.                     JENNIFER O. ESTABROOK                  June 10, 2002
No de la societe                                                           Juin

407882-9                                                                   LOGO
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                            MOORE CORPORATION LIMITED
                             ARTICLES OF CONTINUANCE
                                   SCHEDULE A

Common Shares

The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. VOTING RIGHTS

Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

2. DIVIDENDS

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3. LIQUIDATION, DISSOLUTION OR WINDING-UP

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

Preference Shares

The Preference Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1. Each series of Preference Shares shall consist of such number of shares as shall before issuance thereof be fixed by the directors who shall at the same time determine the designation, rights, privileges, restrictions and conditions attaching to the Preference Shares of each such series including, without limiting the generality of the foregoing, the rate of preferential dividends, whether dividends shall be cumulative or non-cumulative, the dates of payment thereof, whether the shares shall be redeemable and if so the redemption price and the terms and conditions of redemption, any voting rights, any conversion rights, any sinking fund, purchase fund or other provisions attaching thereto, and the amount payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation; provided however that the voting rights, if any, which may be attached to any series of Preference Shares shall arise only in the event of nonpayment of dividends thereon.

2. The Preference Shares shall be entitled to a preference of the common shares without par value and any other shares of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and all amounts payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation but shall not have any further right to participate in profits. The Preference Shares of any series shall be entitled to such other preferences over the common shares without par value and any other shares ranking junior to the Preference Shares as may be determined by the directors when authorizing the respective series.

3. The holders of the Preference Shares shall not be entitled to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation and shall not be entitled to vote separately as a class or as a series thereof upon any proposal to amend the articles of the Corporation to change the maximum number of the shares of any class or series thereof, or to effect an exchange, reclassification or cancellation of the Preference Shares or any series thereof, or to create a new class of shares or series thereof having rights or privileges equal or superior to the Preference Shares or any series thereof; provided, however, that notwithstanding the foregoing provisions of this paragraph 3:

     (a) the holder of any series of the Preference Shares shall be entitled to receive notice of and to attend and to vote at meetings of shareholders of the Corporation to the extent specifically provided in the rights and privileges to be attached to such series;

     (b) the holders of the Preference Shares or of any series thereof shall be entitled to vote separately as a class or as a series in respect of any matter for which a separate vote is specially provided in the Canada Business Corporations Act, or any successor statute thereto other than in respect of a proposal to amend the articles in a manner as hereinbefore in this paragraph 3 specified; and

     (c) the holders of the Preference Shares shall be entitled to receive notice of a meeting of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

SERIES 1 PREFERENCE SHARES

The first series of Preference Shares which shall consist of an unlimited number of shares designated as Series 1 Preference Shares and shall, in addition to the rights, privileges, restrictions and conditions attaching to the Preference Shares as a class, have the following rights, privileges, restrictions and conditions:

1. DIVIDENDS

The holders of the Series 1 Preference Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of the moneys of the

Corporation properly applicable to the payment of dividends, preferential non-cumulative dividends in an amount equal to $0.001 per annum per share as the directors may from time to time determine and, except with the consent in writing of the holders of all the Series 1 Preference Shares outstanding, no cash dividend may be paid in any year to the holders of the common shares or any other class of shares of the Corporation ranking junior to the Series 1 preference shares unless in such year the full amount of the preferential dividend herein provided for shall have been paid to the holders of the Series 1 Preference Shares prior thereto or simultaneously therewith.

2. ADDITIONAL DIVIDENDS

In addition to the preferential dividend attaching to the Series 1 Preference Shares as provided for in paragraph 1 hereof, the holders of the Series 1 Preference Shares shall be entitled to participate share for share with the holders of the common shares, without preference or distinction, in any cash dividend paid in any one fiscal year on the common shares.

3. NO VOTING RIGHTS

Except as otherwise provided in the Canada Business Corporations Act, the holders of the Series 1 Preference Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of the shareholders of the Corporation.

4. LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 Preference Shares shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of the common shares and any other class of shares of the Corporation ranking junior to the Series 1 Preference Shares, an amount equal to $0.001 together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding up. After payment to the holders of the Series 1 Preference Shares of the amount so payable to such holders as herein provided, all of the property and assets of the Corporation available for distribution to the holders of the Series 1 Preference Shares and the common shares shall be paid or distributed equally, share for share, to the holders of the Series 1 Preference Shares and the common shares, respectively, without preference or distinction.

5. CONVERSION

In the event that at the time of issuance of any Series 1 Preference Shares of the Corporation the authorized capital of the Corporation shall include a class of non-voting common shares (the "Non-Voting Common Shares"), such Series 1 Preference Shares to be issued shall be automatically converted into fully paid and non-assessable Non-Voting Common Shares of the Corporation as the same shall be constituted at the time of conversion on the basis of one (1) Non-Voting Common Share for each Series 1 Preference Share; provided, however, that, in the event of liquidation, dissolution or winding up of the Corporation, such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding up.

Upon written request of the Corporation, the holder or holders of Series 1 Preference Shares being converted shall surrender the certificate or certificates, if any, representing such holder's Series 1 Preference Shares to be converted to the registered office of the Corporation or to the transfer agent for the time being of such Series 1 Preference Shares and thereupon there shall be issued to such holder by the Corporation, as fully paid and non-assessable, the number of Non-Voting Common Shares to which such holder shall be entitled upon such conversion.

No payment or adjustment in respect of unpaid non-cumulative dividends on the Series 1 Preference Shares so converted shall be made upon any such conversion.

6. ANTI-DILUTION PROVISION

In the event that the Corporation, shall: (i) subdivide or redivide the outstanding common shares into a greater number of common shares; (ii) reduce, combine or consolidate the outstanding common shares into a smaller number of common shares; (iii) issue common shares to the holders of all or substantially all of the outstanding common shares by way of a stock dividend (other than common shares issued under a dividend reinvestment or similar plan) or (iv) distribute to the holders of all or substantially all of the outstanding common shares any evidences of indebtedness or assets, and the Corporation does not also, on an equivalent share-for-share basis, (i) subdivide or redivide the outstanding Series 1 Preference Shares into a greater number of Series 1 Preference Shares; (ii) reduce, combine or consolidate the outstanding Series 1 Preference Shares into a smaller number of Series 1 Preference Shares; (iii) issue Series 1 Preference Shares (or common shares) to the holders of all or substantially all of the outstanding Series 1 Preference Shares by way of a stock dividend or (iv) distribute to the holders of all or substantially all of the outstanding Series 1 Preference Shares such evidences of indebtedness or assets, then the board of directors of the Corporation shall make such adjustment to Series 1 Preference Shares as the board of directors of the Corporation determines appropriate, in its sole discretion.

7. AVOIDANCE OF FRACTIONAL SHARES

No holder of Series 1 Preference Shares shall be entitled to convert any Series 1 Preference Shares into a fraction of a Non-Voting Common Share, but in any such case the Corporation shall issue or cause to be issued in respect of such fraction or fractions a scrip certificate, transferable by delivery, entitling the holder thereof and of other similar scrip certificates aggregating one full Non-Voting Common Share, upon surrender of such scrip certificates at such place as may be designated therein, to obtain from the Corporation a full Non-Voting Common Share and to receive a share certificate therefor. Such scrip certificate shall be in such form and terms (including, without in any way limiting the generality of the foregoing, terms with regard to expiry on a specific date not less than 60 days after the issue thereof) and shall be subject to such conditions as the Corporation may determine, and shall provide that the holder thereof shall not be a shareholder or be entitled to receive dividends or to any other rights of a shareholder.

8. DISSENT RIGHTS

The holders of Series 1 Preference Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to:

     (a) increase or decrease any maximum number of authorized Series 1 Preference Shares, or increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Series 1 Preference Shares;

     (b) effect an exchange, reclassification or cancellation of the Series 1 Preference Shares; or

     (c) create a new class or series of a class of shares equal or superior to the Series 1 Preference Shares.

In addition, each holder of Series 1 Preference Shares shall exercise any remaining voting rights in respect of the Series 1 Preference Shares in accordance with the recommendation of the board of directors of the Corporation.

                            MOORE CORPORATION LIMITED
                             ARTICLES OF CONTINUANCE
                                   SCHEDULE B

8. Other provisions, if any:

     (a) The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.

     (b) The directors may from time to time determine the number of directors of the Corporation.

     (c) Meetings of the shareholders of the Corporation may be held at any place in Canada or in the United States of America.